Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
October 28, 2014	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Third Quarter 2014 Results

and Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income of $7.04 million for the quarter and $19.78 million for the nine months ended September 30, 2014. Net income available to common shareholders totaled $6.82 million, or $0.36 per diluted common share, for the quarter and $19.09 million, or $1.02 per diluted common share, for the nine months ended September 30, 2014. Core earnings totaled $9.06 million for the quarter and $21.79 million for the nine months ended September 30, 2014.

The Company also announced today that the board of directors declared a quarterly cash dividend to common shareholders of thirteen cents ($0.13) per common share. The quarterly dividend is payable to common shareholders of record on November 7, 2014, and is expected to be paid on or about November 21, 2014. The current year marks the 29th consecutive year of cash dividends paid to stockholders.

Third Quarter 2014 Highlights –

•	Diluted earnings per common share of $0.36 represents an increase of 38.5% over $0.26 reported for the third quarter of 2013.
•	The non-covered loan portfolio increased $77.1 million compared to year-end 2013 and $102.9 million compared to the third quarter of 2013. This marks the sixth consecutive quarter non-covered loan growth has exceeded covered loan declines.
•	Non-covered delinquent loans as a percentage of total non-covered loans experienced a significant decrease of 97 basis points, or 43.11%, to 1.28% compared to the third quarter of 2013. The decrease is attributed to significant declines in non-covered nonaccrual loans. This marks the sixth consecutive quarter the percentage of non-covered delinquent loans to total non-covered loans has improved.
•	The Company experienced positive resolution of a sizeable credit during the third quarter, which resulted in the significant recovery of loan loss provision. Additionally, net charge-offs of $203 thousand were a decrease of $825 thousand, or 80.25%, from $1.03 million for the second quarter of 2014 and $1.40 million, or 87.33%, from $1.60 million for the third quarter of 2013.
•	The Company prepaid $35 million of a $50 million Federal Home Loan Bank convertible advance. This prepayment was in keeping with the Company’s strategic goal of reducing high cost wholesale debt.
•	The Company significantly exceeds regulatory “well capitalized” targets as of September 30, 2014, with a total risk-based capital ratio of 16.8%, a Tier 1 risk-based capital ratio of 15.5%, and a Tier 1 leverage ratio of 10.7%.
•	The Company announced the pending sale of 13 branches, 10 in the southeastern, coastal region of North Carolina and 3 in South Carolina, with deposits of approximately $230 million and loans of approximately $59 million.
•	On October 24, 2014, the Company completed the purchase of seven branches in southwestern Virginia and central North Carolina from Bank of America, with deposits of approximately $318 million.

Net Interest Income

The tax equivalent net interest margin increased to 4.06% for the third quarter of 2014 compared with 3.99% for the same quarter of 2013. Net interest income decreased $311 thousand, or 1.39%, to $22.02 million for the third quarter of 2014 compared with the same quarter of 2013. Total interest income decreased $945 thousand, or 3.54%, to $25.75 million for the third quarter of 2014 compared with the same quarter of 2013. The tax equivalent yield on loans decreased 23 basis points to 5.27% while the average loan balance increased $72.53 million, or 4.28%, to $1.77 billion for the third quarter of 2014 compared with the same quarter of 2013.

1

Loan interest accretion stemming from the Peoples and Waccamaw acquisitions totaled $2.81 million for the third quarter of 2014, of which $1.37 million was received in cash, compared to $3.47 million for the same quarter of 2013, of which $1.74 million was received in cash. The normalized net interest margin for the third quarters of 2014 and 2013, which excludes non-cash loan interest accretion, was 3.80% and 3.69%, respectively. The normalized yield on loans for the third quarters of 2014 and 2013 was 4.94% and 5.09%, respectively.

Total interest expense decreased $634 thousand, or 14.51%, to $3.74 million for the third quarter of 2014 compared with the same quarter of 2013. Deposit costs decreased $365 thousand, or 17.00%, to $1.78 million for the third quarter of 2014 compared with the same quarter of 2013, reflecting a 6 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $269 thousand, or 12.10%, to $1.95 million for the third quarter of 2014 compared with the same quarter of 2013. The average rate paid on interest-bearing liabilities decreased 8 basis points to 0.82% for the third quarter of 2014 compared with the same quarter of 2013. The average balance of interest-bearing liabilities decreased $114.71 million, or 5.97%, to $1.81 billion for the third quarter of 2014 compared with the same quarter of 2013, which included a $95.21 million decrease in average interest-bearing deposits and a $19.50 million decrease in average total borrowings.

Noninterest Income

Noninterest income decreased $444 thousand, or 5.47%, to $7.67 million for the third quarter of 2014 compared with the same quarter of 2013, which was largely due to a decrease in other operating income and net impairment losses offset by a net gain on the sale of securities. Other operating income decreased $619 thousand, or 42.46%, for the third quarter of 2014 compared with the same quarter of 2013, primarily due to a $510 thousand decrease in secondary market income. The Company incurred other-than-temporary impairment charges of $219 thousand during the third quarter of 2014 related to a non-Agency mortgage-backed security. The Company realized a $320 thousand net gain on the sale of securities for the third quarter of 2014, which was an increase of $359 thousand compared to a net loss of $39 thousand in the same quarter of 2013.Wealth management revenues decreased $193 thousand, or 22.36%, for the third quarter of 2014 compared with the same quarter of 2013. The Trust and Wealth Management Divisions reported $700 million in combined assets under management as of September 30, 2014. Service charges on deposits and other service charges and fees increased $99 thousand, or 1.85%, for the third quarter of 2014 compared with the same quarter of 2013. Insurance commissions increased $136 thousand, or 8.72%, for the third quarter of 2014 compared with the same quarter of 2013. Net amortization expense relating to the FDIC indemnification asset experienced a slight increase during the third quarter of 2014, compared to the same quarter of 2013.

Noninterest Expense

Noninterest expense increased $1.32 million, or 6.53%, to $21.47 million for the third quarter of 2014 compared with the same quarter of 2013, which was largely due to FHLB debt prepayment fees and acquisition and divestiture expenses offset by a decrease in salaries and employee benefits and a decrease in other operating expenses. The Company incurred fees of $3.05 million related to the prepayment of $35 million of a $50 million FHLB convertible advance. Expenses related to the pending seven branch acquisitions and thirteen branch sales totaled $285 thousand in the third quarter of 2014. Salaries and employee benefits decreased $1.16 million, or 10.43%, to $9.92 million for the third quarter of 2014 compared with the same quarter of 2013, which was primarily due to a $1.07 million contractual executive severance charge in the third quarter of 2013. Absent the one-time severance charge, salaries and employee benefits decreased $85 thousand, or 0.85%, from the third quarter of 2013. Full-time equivalent employees totaled 691 as of September 30, 2014, a decrease of 35 employees compared with the same period of the prior year. The decrease in employees was a result of branch consolidation activities during the first half of 2014, as well as general staffing reductions throughout the Company. Other operating expense decreased $508 thousand, or 9.33%, to $4.93 million for the third quarter of 2014 compared with the same quarter of 2013, which was primarily due to decreases in problem loan, marketing, and legal expenses offset by increases in service fees and employee benefit plans. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $580 thousand for the third quarter of 2014 compared to $272 thousand for the same quarter of 2013. Occupancy, furniture, and equipment expenses decreased $307 thousand, or 10.27%, to $2.68 million for the third quarter of 2014 compared with the same quarter of 2013. The efficiency ratio for the third quarter of 2014 was 58.11% compared to 60.35% for the third quarter of 2013.

Allowance for Loan Losses and Asset Quality

The total allowance for loan losses was reduced to $21.16 million as of September 30, 2014, compared with $24.08 million as of December 31, 2013, and $24.67 million as of September 30, 2013. As of September 30, 2014, $20.96 million of the allowance was attributed to the legacy portfolio and $196 thousand was attributed to the acquired Peoples portfolio. Non-covered loans and other real estate owned are those assets not covered by loss share agreements between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses, excluding purchased credit impaired (“PCI”) loans, as a percentage of non-covered loans was 1.28% as of September 30, 2014, compared with 1.50% as of December 31, 2013, and 1.54% as of September 30, 2013. Activity in the allowance in the third quarter of 2014 included a recovery of loan losses previously charged to operations of $2.44 million, a decrease of $4.77 million compared to a net provision of $2.33 million recorded in the same quarter of the prior year, which was primarily due to the release of specific reserves on a problem credit that experienced favorable resolution during the third quarter of 2014. Other allowance activity in the third quarter of 2014 included a net recovery of previous impairments recorded through the FDIC indemnification asset of $110 thousand due to better than expected performance in the Waccamaw PCI loan portfolio. Net charge-offs decreased $1.55 million, or 88.43%, in the third quarter of 2014 compared with the fourth quarter of 2013 and decreased $1.40 million, or 87.33%, compared with the third quarter of 2013. The ratio of annualized net charge-offs to average non-covered loans improved significantly to 0.05% for the third quarter of 2014, which represents a decrease of 37 basis points compared with 0.42% for the third quarter of 2013.

2

Asset quality in the non-covered portfolio continues to improve as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 1.28% as of September 30, 2014, compared to 2.25% for the same period of the prior year. Non-covered nonaccrual loans totaled $11.48 million as of September 30, 2014, compared to $19.16 million as of December 31, 2013, and $26.40 million as of September 30, 2013. At quarter-end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 0.91% and non-covered nonperforming assets as a percentage of total non-covered assets were 0.85%. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 0.70%, compared to 1.72% for the same period of the prior year.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $12.61 million in nonaccrual loans, $3.45 million in unseasoned, accruing troubled debt restructurings, and $13.23 million in other real estate owned as of September 30, 2014. In comparison, total nonperforming assets consisted of $22.51 million in nonaccrual loans, $86 thousand in accruing loans past due 90 days or more, $1.31 million in unseasoned, accruing troubled debt restructurings, and $14.86 million in other real estate owned as of December 31, 2013. In addition, total non-covered nonperforming assets decreased $7.25 million, or 26.08%, and total covered nonperforming assets decreased $2.23 million, or 20.30%, as of September 30, 2014, compared to December 31, 2013.

Balance Sheet and Capital

Consolidated assets totaled $2.55 billion as of September 30, 2014, a decrease of $52.39 million, or 2.01%, compared with $2.60 billion as of December 31, 2013. The change in consolidated assets was driven by a $168.13 million decrease in available-for-sale securities and a $25.07 million decrease in the covered loan portfolio offset by a $77.14 million increase in the non-covered loan portfolio, a $49.36 million increase in cash and cash equivalents, and a $30.46 million increase in held-to-maturity securities. The decrease in securities available for sale is consistent with the Company’s strategic objective of shifting earning asset mix towards loan assets. During the first nine months of 2014, the Company purchased short-term bonds in the held-to-maturity category and it is expected that this portfolio will continue to grow consistently and will provide the funding necessary to extinguish certain wholesale borrowings as they come due.

Consolidated liabilities totaled $2.20 billion as of September 30, 2014, a decrease of $71.02 million, or 3.12%, compared with $2.27 billion as of December 31, 2013. The change in consolidated liabilities was driven by a $35.00 million decrease in FHLB borrowings, an $18.47 million decrease in deposits, and a $16.00 million decrease in federal funds purchased. The Company prepaid $35 million of a $50 million FHLB convertible advance during the third quarter of 2014 that matures in May 2017 and bears an interest rate of 4.21%. The prepayment resulted in a pre-tax penalty of $3.05 million.

Total stockholders’ equity increased to $347.24 million as of September 30, 2014, compared with $328.61 million as of December 31, 2013. Book value per as-converted common share increased to $17.85 as of September 30, 2014, compared with $16.79 as of December 31, 2013, an increase of 6.31%. Tangible book value per common share increased to $12.30 as of September 30, 2014, compared with $11.26 as of December 31, 2013, an increase of 9.24%. Additionally, the Company repurchased 132,773 common shares at a weighted average cost of $16.29 per share and paid a cash dividend of $0.37 per common share during the first nine months of 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of September 30, 2014, with a total risk-based capital ratio of 16.8%, a Tier 1 risk-based capital ratio of 15.5%, and a Tier 1 leverage ratio of 10.7%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

3

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 59 banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee as of September 30, 2014. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $700 million in combined assets as of September 30, 2014. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 11 insurance locations throughout Virginia, West Virginia, and North Carolina as of September 30, 2014. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.55 billion as of September 30, 2014. Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except share and per share data)	2014	2013	2014	2013
Interest income
Interest and fees on loans held for investment	$23,407	$23,439	$69,651	$72,547
Interest on securities -- taxable	1,196	1,999	4,830	5,754
Interest on securities -- nontaxable	1,108	1,216	3,329	3,631
Interest on deposits in banks	40	42	117	180
Total interest income	25,751	26,696	77,927	82,112
Interest expense
Interest on deposits	1,782	2,147	5,505	6,792
Interest on short-term borrowings	526	517	1,511	1,686
Interest on long-term borrowings	1,428	1,706	4,803	5,084
Total interest expense	3,736	4,370	11,819	13,562
Net interest income	22,015	22,326	66,108	68,550
(Recovery of) provision for loan losses	(2,439)	2,333	633	6,680
Net interest income after provision for loan losses	24,454	19,993	65,475	61,870
Noninterest income
Wealth management income	670	863	2,396	2,680
Service charges on deposit accounts	3,606	3,582	10,099	10,065
Other service charges and fees	1,852	1,777	5,473	5,356
Insurance commissions	1,695	1,559	5,113	4,533
Net impairment losses recognized in earnings	(219)	-	(737)	-
Net gain (loss) on sale of securities	320	(39)	306	191
Net FDIC indemnification asset amortization	(1,096)	(1,089)	(3,166)	(4,290)
Other operating income	839	1,458	3,021	4,285
Total noninterest income	7,667	8,111	22,505	22,820
Noninterest expense
Salaries and employee benefits	9,924	11,080	29,872	31,150
Occupancy expense of bank premises	1,469	1,700	4,825	5,350
Furniture and equipment	1,212	1,288	3,611	3,931
Amortization of intangible assets	179	183	532	545
FDIC premiums and assessments	419	460	1,311	1,401
FHLB debt prepayment fees	3,047	-	3,047	-
Merger, acquisition, and divestiture expense	285	-	285	57
Other operating expense	4,934	5,442	15,329	15,796
Total noninterest expense	21,469	20,153	58,812	58,230
Income before income taxes	10,652	7,951	29,168	26,460
Income tax expense	3,609	2,539	9,393	8,472
Net income	7,043	5,412	19,775	17,988
Dividends on preferred stock	228	261	683	772
Net income available to common shareholders	$6,815	$5,151	$19,092	$17,216

Basic earnings per common share	$0.37	$0.26	$1.04	$0.86
Diluted earnings per common share	0.36	0.26	1.02	0.85
Cash dividends per common share	0.13	0.12	0.37	0.36

Weighted average basic shares outstanding	18,402,764	20,008,861	18,407,173	20,013,095
Weighted average diluted shares outstanding	19,466,126	21,123,788	19,472,136	21,196,063

Return on average assets	1.06%	0.77%	0.99%	0.86%
Return on average common equity	8.15%	6.06%	7.86%	6.71%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
(Amounts in thousands, except share and per	September 30,	June 30,	March 31,	December 31,	September 30,
share data)	2014	2014	2014	2013	2013
Interest Income
Interest and fees on loans held for investment	$23,407	$23,410	$22,834	$24,053	$23,439
Interest on securities -- taxable	1,196	1,537	2,097	2,121	1,999
Interest on securities -- nontaxable	1,108	1,099	1,122	1,159	1,216
Interest on deposits in banks	40	47	30	31	42
Total interest income	25,751	26,093	26,083	27,364	26,696
Interest Expense
Interest on deposits	1,782	1,835	1,888	2,031	2,147
Interest on short-term borrowings	526	483	502	536	517
Interest on long-term borrowings	1,428	1,707	1,668	1,705	1,706
Total interest expense	3,736	4,025	4,058	4,272	4,370
Net interest income	22,015	22,068	22,025	23,092	22,326
(Recovery of) provision for loan losses	(2,439)	1,279	1,793	1,528	2,333
Net interest income after provision for loan losses	24,454	20,789	20,232	21,564	19,993
Noninterest Income
Wealth management income	670	718	1,008	732	863
Service charges on deposit accounts	3,606	3,423	3,070	3,493	3,582
Other service charges and fees	1,852	1,850	1,771	1,795	1,777
Insurance commissions	1,695	1,454	1,964	1,400	1,559
Net impairment losses recognized in earnings	(219)	(254)	(264)	(320)	-
Net gain (loss) on sale of securities	320	(59)	45	208	(39)
Net FDIC indemnification asset amortization	(1,096)	(936)	(1,134)	(1,307)	(1,089)
Other operating income	839	1,408	774	950	1,458
Total noninterest income	7,667	7,604	7,234	6,951	8,111
Noninterest Expense
Salaries and employee benefits	9,924	10,043	9,905	10,085	11,080
Occupancy expense of bank premises	1,469	1,578	1,778	1,683	1,700
Furniture and equipment	1,212	1,205	1,194	1,035	1,288
Amortization of intangible assets	179	178	175	184	183
FDIC premiums and assessments	419	458	434	316	460
FHLB debt prepayment fees	3,047	-	-	-	-
Merger, acquisition, and divestiture expense	285	-	-	-	-
Other operating expense	4,934	4,701	5,694	7,452	5,442
Total noninterest expense	21,469	18,163	19,180	20,755	20,153
Income before income taxes	10,652	10,230	8,286	7,760	7,951
Income tax expense	3,609	3,223	2,561	2,436	2,539
Net income	7,043	7,007	5,725	5,324	5,412
Dividends on preferred stock	228	227	228	252	261
Net income available to common shareholders	$6,815	$6,780	$5,497	$5,072	$5,151

Basic earnings per common share	$0.37	$0.37	$0.30	$0.27	$0.26
Diluted earnings per common share	0.36	0.36	0.29	0.26	0.26
Cash dividends per common share	0.13	0.12	0.12	0.12	0.12

Weighted average basic shares outstanding	18,402,764	18,395,996	18,423,123	19,136,317	20,008,861
Weighted average diluted shares outstanding	19,466,126	19,457,237	19,506,647	20,233,737	21,123,788

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2014	2014	2014	2013	2013	2014	2013
(Amounts in thousands, except per share data)
Net income, GAAP	$7,043	$7,007	$5,725	$5,324	$5,412	$19,775	$17,988
Non-GAAP adjustments:
Net impairment losses recognized in earnings	219	254	264	320	-	737	-
Net (gain) loss on sale of securities	(320)	59	(45)	(208)	39	(306)	(191)
Net gain on debt prepayment	-	-	-	-	-	-	(296)
FHLB debt prepayment fees	3,047	-	-	-	-	3,047	-
Merger, acquisition, and divestiture expense	285	-	-	-	-	285	57
Branch closure/consolidation expense	-	-	-	1,520	-	-	-
Other noncore, nonrecurring items	-	(536)	-	-	1,072	(536)	1,180
Total adjustments to core earnings	3,231	(223)	219	1,632	1,111	3,227	750
Tax effect	1,217	(84)	82	610	415	1,215	280
Core earnings, non-GAAP	$9,057	$6,868	$5,862	$6,346	$6,108	$21,787	$18,458

Core return on average assets	1.41%	1.07%	0.92%	0.96%	0.92%	1.13%	0.92%
Core return on average common equity	10.83%	8.49%	7.49%	7.69%	7.19%	8.97%	7.19%
Core return on average tangible common equity	16.06%	12.73%	11.36%	11.47%	10.57%	13.45%	10.51%
Core diluted earnings per common share	$0.47	$0.35	$0.30	$0.31	$0.29	$1.12	$0.87

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2014	2014	2014	2013	2013	2014	2013
(Amounts in thousands)
Noninterest expense, GAAP	$21,469	$18,163	$19,180	$20,755	$20,153	$58,812	$58,230
Non-GAAP adjustments:
FHLB debt prepayment fees	(3,047)	-	-	-	-	(3,047)	-
OREO expense and net loss	(580)	(254)	(857)	(970)	(272)	(1,691)	(1,067)
Merger, acquisition, and divestiture expense	(285)	-	-	-	-	(285)	(57)
Branch acquisition/divestiture expense	-	-	-	-	-	-	-
Branch closure/consolidation expense	-	-	-	(1,520)	-	-	-
Other noncore, nonrecurring items	-	-	-	-	(1,072)	-	(1,180)
Adjusted noninterest expense	17,557	17,909	18,323	18,265	18,809	53,789	55,926

Net interest income, GAAP	22,015	22,068	22,025	23,092	22,326	66,108	68,550
Noninterest income, GAAP	7,667	7,604	7,234	6,951	8,111	22,505	22,820
Non-GAAP adjustments:
Tax equivalency adjustment	633	699	663	662	691	1,943	2,079
Net impairment losses recognized in earnings	219	254	264	320	-	737	-
Net (gain) loss on sale of securities	(320)	59	(45)	(208)	39	(306)	(191)
Net gain on debt prepayment	-	-	-	-	-	-	(296)
Other noncore, nonrecurring items	-	(536)	-	-	-	(536)	-
Adjusted net interest and noninterest income	30,214	30,148	30,141	30,817	31,167	90,451	92,962

Non-GAAP efficiency ratio	58.11%	59.40%	60.79%	59.27%	60.35%	59.47%	60.16%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
(Amounts in thousands)
Cash and due from banks	$44,703	$47,869	$45,879	$43,598	$47,982
Federal funds sold	55,503	38,142	22,352	1,817	33,374
Interest-bearing deposits in banks	5,716	10,770	10,771	11,152	11,219
Total cash and cash equivalents	105,922	96,781	79,002	56,567	92,575
Securities available for sale	351,693	398,425	483,864	519,820	545,676
Securities held to maturity	31,029	19,398	8,161	568	567
Loans held for sale	1,150	459	1,743	883	825
Loans held for investment, net of unearned income:
Covered under loss share agreements	126,611	132,717	143,170	151,682	163,425
Not covered under loss share agreements	1,636,181	1,626,707	1,588,694	1,559,039	1,533,272
Less allowance for loan losses	(21,159)	(23,911)	(23,798)	(24,077)	(24,665)
Loans, net	1,742,783	1,735,972	1,709,809	1,687,527	1,672,857
FDIC indemnification asset	29,745	30,908	32,510	34,691	37,102
Property, plant, and equipment, net	59,283	59,145	60,043	61,116	63,526
Other real estate owned:
Covered under loss share agreements	7,620	8,814	8,705	7,541	7,381
Not covered under loss share agreements	5,612	5,693	5,923	7,318	5,450
Interest receivable	6,346	6,206	6,259	7,521	7,336
Goodwill	105,657	105,657	105,455	105,455	104,892
Intangible assets	2,334	2,512	2,691	2,866	2,976
Other assets	102,103	105,890	107,924	111,524	112,313
Total assets	$2,550,127	$2,575,401	$2,610,346	$2,602,514	$2,652,651

Deposits:
Noninterest-bearing	$397,523	$357,871	$353,137	$339,680	$353,951
Interest-bearing	347,589	362,318	382,752	361,821	374,546
Savings	519,902	517,766	531,096	524,010	527,887
Time	667,261	685,149	707,704	725,231	740,181
Total deposits	1,932,275	1,923,104	1,974,689	1,950,742	1,996,565
Interest, taxes, and other liabilities	25,131	23,576	23,323	22,770	24,653
Federal funds purchased	-	-	-	16,000	-
Securities sold under agreements to repurchase	114,439	120,159	112,337	118,308	114,647
FHLB borrowings	115,000	150,000	150,000	150,000	150,000
Other borrowings	16,047	16,087	16,087	16,088	15,839
Total liabilities	2,202,892	2,232,926	2,276,436	2,273,908	2,301,704

Preferred stock	15,151	15,151	15,151	15,251	15,471
Common stock	20,500	20,500	20,500	20,493	20,478
Additional paid-in capital	215,729	215,670	215,827	215,663	215,671
Retained earnings	138,111	133,688	129,115	125,826	123,018
Treasury stock, at cost	(35,808)	(35,797)	(35,996)	(33,887)	(10,946)
Accumulated other comprehensive loss	(6,448)	(6,737)	(10,687)	(14,740)	(12,745)
Total stockholders' equity	347,235	342,475	333,910	328,606	350,947
Total liabilities and stockholders' equity	$2,550,127	$2,575,401	$2,610,346	$2,602,514	$2,652,651

Shares outstanding at period end	18,402,919	18,403,692	18,392,020	18,514,579	19,888,028
Book value per common share at period end(1)	$17.85	$17.61	$17.18	$16.79	$16.75
Tangible book value per common share at period end(2)	$12.30	$12.05	$11.61	$11.26	$11.60

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2014	2014	2014	2013	2013
Allowance for Loan Losses
Beginning balance	$23,911	$23,798	$24,077	$24,665	$23,122
(Recovery of) provision for loan losses charged to operations	(2,439)	1,279	1,793	1,528	2,333
(Recovery of) provision for loan losses recorded through the FDIC indemnification asset	(110)	(138)	(203)	(361)	812
Charge-offs	(1,118)	(1,785)	(2,216)	(2,807)	(1,955)
Recoveries	915	757	347	1,052	353
Net charge-offs	(203)	(1,028)	(1,869)	(1,755)	(1,602)
Ending balance	$21,159	$23,911	$23,798	$24,077	$24,665

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$11,480	$17,464	$20,909	$19,161	$26,397
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	3,450	1,877	1,775	1,311	2,228
Total non-covered nonperforming loans	14,930	19,341	22,684	20,472	28,625
Other real estate owned ("OREO") not covered under FDIC loss share agreements	5,612	5,693	5,923	7,318	5,450
Total non-covered nonperforming assets	$20,542	$25,034	$28,607	$27,790	$34,075
Covered nonperforming
Nonaccrual loans	$1,131	$955	$1,261	$3,353	$3,579
Accruing loans past due 90 days or more	-	109	109	86	82
Total covered nonperforming loans	1,131	1,064	1,370	3,439	3,661
OREO covered under FDIC loss share agreements	7,620	8,814	8,705	7,541	7,381
Total covered nonperforming assets	8,751	9,878	10,075	10,980	11,042
Total nonperforming assets	$29,293	$34,912	$38,682	$38,770	$45,117

Performing TDRs(2)	$11,701	$11,029	$11,193	$10,900	$9,697
Total TDRs(3)	15,151	12,906	12,968	12,211	11,925

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	0.91%	1.19%	1.43%	1.31%	1.87%
Nonperforming assets to total assets	0.85%	1.03%	1.16%	1.14%	1.37%
Non-PCI allowance for loan losses to nonperforming loans	140.35%	121.47%	102.74%	113.92%	82.52%
Non-PCI allowance to non-covered total loans	1.28%	1.44%	1.47%	1.50%	1.54%
Annualized net charge-offs to average loans	0.05%	0.26%	0.48%	0.45%	0.42%
Including covered assets
Nonperforming loans to total loans	0.91%	1.16%	1.39%	1.40%	1.90%
Nonperforming assets to total assets	1.15%	1.36%	1.48%	1.49%	1.70%
Nonperforming assets to total loans and other real estate owned	114.84%	112.07%	115.74%	145.60%	149.60%
Allowance for loan losses to nonperforming loans	131.74%	117.18%	98.94%	100.69%	76.40%
Allowance for loan losses to total loans	1.20%	1.36%	1.37%	1.41%	1.45%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended September 30,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,766,769	$23,460	5.27%	$1,694,243	$23,476	5.50%
Securities available-for-sale	376,778	2,811	2.96%	547,686	3,857	2.79%
Securities held-to-maturity	24,189	73	1.20%	597	12	7.97%
Interest-bearing deposits	45,826	40	0.35%	45,259	42	0.37%
Total earning assets	2,213,562	26,384	4.73%	2,287,785	27,387	4.75%
Other assets	331,771			356,847
Total assets	$2,545,333			$2,644,632

Liabilities
Interest-bearing deposits
Demand deposits	$349,013	$49	0.06%	$362,548	$58	0.06%
Savings deposits	521,334	121	0.09%	520,884	142	0.11%
Time deposits	675,454	1,612	0.95%	757,575	1,947	1.02%
Total interest-bearing deposits	1,545,801	1,782	0.46%	1,641,007	2,147	0.52%
Borrowings
Federal funds purchased	69	-	0.00%	-	-	-
Retail repurchase agreements	69,565	23	0.13%	65,382	34	0.21%
Wholesale repurchase agreements	50,000	474	3.76%	50,000	473	3.75%
FHLB advances and other borrowings	142,115	1,457	4.07%	165,868	1,716	4.10%
Total borrowings	261,749	1,954	2.96%	281,250	2,223	3.14%
Total interest-bearing liabilities	1,807,550	3,736	0.82%	1,922,257	4,370	0.90%
Noninterest-bearing demand deposits	371,877			349,156
Other liabilities	18,888			20,226
Total liabilities	2,198,315			2,291,639
Stockholders' equity	347,018			352,993
Total liabilities and stockholders' equity	$2,545,333			$2,644,632
Net interest income, tax equivalent		$22,648			$23,017
Net interest rate spread(3)			3.91%			3.85%
Net interest margin(4)			4.06%			3.99%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Nine Months Ended September 30,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,744,422	$69,818	5.35%	$1,697,533	$72,671	5.72%
Securities available-for-sale	434,462	9,808	3.02%	546,603	11,297	2.76%
Securities held-to-maturity	12,858	127	1.32%	700	43	8.21%
Interest-bearing deposits	40,587	117	0.39%	75,577	180	0.32%
Total earning assets	2,232,329	79,870	4.78%	2,320,413	84,191	4.85%
Other assets	337,298			355,025
Total assets	$2,569,627			$2,675,438

Liabilities
Interest-bearing deposits
Demand deposits	$363,780	$154	0.06%	$359,439	$173	0.06%
Savings deposits	525,269	387	0.10%	514,447	444	0.12%
Time deposits	695,585	4,964	0.95%	785,690	6,176	1.05%
Total interest-bearing deposits	1,584,634	5,505	0.46%	1,659,576	6,793	0.55%
Borrowings
Federal funds purchased	1,192	3	0.34%	-	-	-
Retail repurchase agreements	73,669	74	0.13%	71,476	240	0.45%
Wholesale repurchase agreements	50,000	1,405	3.76%	52,521	1,416	3.60%
FHLB advances and other borrowings	158,009	4,832	4.09%	169,190	5,113	4.04%
Total borrowings	282,870	6,314	2.98%	293,187	6,769	3.09%
Total interest-bearing liabilities	1,867,504	11,819	0.85%	1,952,763	13,562	0.93%
Noninterest-bearing demand deposits	343,568			341,903
Other liabilities	18,758			20,882
Total liabilities	2,229,830			2,315,548
Stockholders' equity	339,797			359,890
Total liabilities and stockholders' equity	$2,569,627			$2,675,438
Net interest income, tax equivalent		$68,051			$70,629
Net interest rate spread(3)			3.93%			3.92%
Net interest margin(4)			4.08%			4.07%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended September 30,
	2014		2013
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$23,460	5.27%	$23,476	5.50%
Accretion income	2,813		3,472
Less: cash accretion income	1,367		1,737
Non-cash accretion income	1,446		1,735
Loans, excluding non-cash accretion income	22,014	4.94%	21,741	5.09%
Other earning assets	2,924	2.60%	3,911	2.61%
Total earning assets	24,938	4.47%	25,652	4.45%
Total interest-bearing liabilities	3,736	0.82%	4,370	0.90%
Net interest income, tax equivalent	$21,202		$21,282
Net interest rate spread(3)		3.65%		3.55%
Net interest margin(4)		3.80%		3.69%

	Nine Months Ended September 30,
	2014		2013
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$69,818	5.35%	$72,671	5.72%
Accretion income	8,724		11,077
Less: cash accretion income	3,214		5,227
Non-cash accretion income	5,510		5,850
Loans, excluding non-cash accretion income	64,308	4.93%	66,821	5.26%
Other earning assets	10,052	2.75%	11,520	2.47%
Total earning assets	74,360	4.46%	78,341	4.51%
Total interest-bearing liabilities	11,819	0.85%	13,562	0.93%
Net interest income, tax equivalent	$62,541		$64,779
Net interest rate spread(3)		3.61%		3.59%
Net interest margin(4)		3.75%		3.73%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

13